Exhibit 3.1

Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF CORRECTION OF “EXP WORLD HOLDINGS, INC.”, FILED IN THIS OFFICE ON THE TWENTY-THIRD DAY OF MARCH,

A.D. 2020, AT 6:28 O`CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

4581575 8100 SR# 20202323810	Authentication: 202646407 Date: 03-24-20

You may verify this certificate online at corp.delaware.gov/authver.shtml

State of Delaware
Secretary of State
Division of Corporations
Delivered 06:28 PM 03/23n 020
FILED 06:28 PM 03/23n 020
SR 20202323810 - FileNumber 4581575

CERTIFICATE OF CORRECTION

TO

THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

EXP WORLD HOLDINGS, INC.

EXP WORLD HOLDINGS, INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, does hereby certify:

1.	The name of the corporation is eXp World Holdings, Inc. (the "Corporation").
2.

An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on January 22, 2019, and said Amended and Restated Certificate of Incorporation requires correction as permitted by subsection (f) of Section 103 of the General Corporation Law of the State of Delaware.

3.

The inaccuracies or defects of said Amended and Restated Certificate of Incorporation to be corrected are as follows: ARTICLE III, Section 3.01 incorrectly states that the par value per share of the Corporation's Common Stock is $0.0001 per share and it should state such par value as being $0.00001 per share.

4.	ARTICLE III, Section 3.01 of the Amended and Restated Certificate of Incorporation is corrected to read, in its entirety, as follows:

"SECTION 3.01. Amount The total number of shares of stock which the Corporation has authority to issue is 220,000,000 shares initially all of which are designated as Common Stock, par value of$0.00001 per share ("Common Stock").

[SIGNATURE PAGE FOLLOWS]

In WITNESS WHEREOF, the undersigned authorized officer of the Corporation has hereunto set his hand this 23rd day of March, 2020.

By:
	Name:	James Bramble
	Title:	Chief Counsel and Corporate Secretary